UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      November 13, 2012

ECO ENERGY PUMPS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-158203	26-3550371
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

112 North Curry Street
Carson City, Nevada 89703
(Address of principal executive offices, including zip code)

(775) 284-3713
(Registrant’s telephone number, including area code)

Copies to:
Peter Campitiello, Esq.
Kane Kessler, PC
1350 Avenue of the Americas
New York, New York 10019
Tel: 212-519-5109
Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 4.02	Entry into a Material Definitive Agreement. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 22, 2011, the Registrant consummated a Rescission and Exchange Agreement (the “Rescission Agreement”) with DLT International Limited, a privately held corporation organized under the laws of the British Virgin Islands (“DLT”), KME Investments Group Limited, the principal shareholder of the Registrant (“KME”), and John David Palmer (the “Shareholder”, collectively with KME, DLT and the Registrant, the “Parties”), whereby the Parties agreed to terminate and rescind that certain Securities Exchange Agreement (the “Exchange Agreement”), dated October 25, 2010.

The Exchange Agreement provided that the Registrant acquired all of the outstanding capital stock of DLT (“Purchased Shares”) in exchange for an aggregate of 2,267,320 newly issued shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) issued to KME, DLT’s sole shareholder (the “Exchange”) and the Shareholder agreed to retire 9,300,000 shares of Common Stock (the “Retired Stock”) and re-issue the shares that were retired in the Exchange Agreement.

The Rescission was intended to void, ab initio, the Agreement, treating the Agreement as invalid from the outset.  Accordingly, both the Registrant and DLT mutually agreed to release each other of all respective obligations under the Agreement.  As a result of the Recession, DLT returned the Exchanged Shares to the Registrant and the Registrant agreed to re-issue the Retired Stock to the Shareholder. In addition, the Registrant’s Board of Directors resolved to discontinue the operations of DLT as of April 30, 2011.

As a result of the Rescission and the events prior thereto, the Registrant concluded that the previously issued financial statements contained in the Registrant’s Form 8-K, filed on October 26, 2010, and as amended on December 2, 2010, November 7, 2011 and April 11, 2011; the Registrant’s Quarterly Report on Form 10-Q for the period ended January 31, 2011 and filed on March 22, 2011; and the Registrant’s Annual Report on Form 10-K for the period ending October 31, 2010 and filed February 14, 2011 should no longer be relied upon because of the treatment of the Agreement as invalid from the outset. The Registrant intends to restate those financial statements in order to make the necessary accounting adjustments.

The Registrant will restate the Financial Statements to correct the errors noted above and file an amendment to the Form 8-K Quarterly Report and the Annual Report with the Securities and Exchange Commission.

Item 4.01	Changes in Registrant’s Certifying Accounts.

On November 14, 2012, the Registrant engaged Li & Company, PC (“Li”) as its new independent certified public accounting firm to audit the Registrant’s financial statements commencing October 31, 2010. Unless disclosed herein, during the two most recent years or any subsequent interim period prior to engaging Li, the Registrant did not consult such firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K, or a reportable event as that term is used in Item 304(a)(1)(v) of Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO ENERGY PUMPS, INC.
Date: November 14, 2012	By:	/s/ John David Palmer
Name: John David Palmer
Title: President, Chief Executive Officer and Chief Financial Officer